AUTONOMIX

Transforming Nerve-Targeted Treatments

Preliminary Topline Results from First Five Lead-In Patients in Ongoing Human Clinical Trial

Disclaimer

All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under "Risk Factors" and elsewhere in the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on May 31, 2024 and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. More detailed information about Autonomix is set forth in our filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Autonomix assumes no obligation to update the information in this presentation.



Lori Bisson

Executive Vice Chairman

Autonomix Medical, Inc.


Testimonials from First in Human Trial to Evaluate Radiofrequency (RF) Ablation to Reduce Pain Associated with Pancreatic Cancer

Watch the Video Here
(https://ir.autonomix.com/media_leadin_patient_testimonials/)

Pain Associated with Pancreatic Cancer Remains a Major Unmet Need

Negatively Impacting Both Quality of Life and Survival

Cancer-Related Pain Often Leads to:

- Poor diet and lower caloric intake
- Poor quantity and quality of sleep
- Inability to work and socialize
- Poor tolerance to chemotherapy

Pancreatic Cancer Further Illustrates the Problem:

- 11th most prevalent cancer worldwide
- One of the most lethal: 95% mortality
- >50% of patients have intractable pain
- 80-85% of patients have unresectable tumors and/or metastatic cancer

Ongoing Proof-of-Concept Clinical Trial in Pain Associated with Pancreatic Cancer

Trial to Assess the Use of Transvascular RF Ablation for the Treatment of Pancreatic Cancer Pain

Study Design

Number of Subjects:	**20***
Clinical Sites:	**1**
Objective:	**Ablate relevant nerves and mitigate pain**

* Does not include an additional 5 lead-in patients.

Study Objective

The primary objective is:

- Assess successful placement of the catheter adjacent to nerves targeted for ablation

The secondary objectives are:

- Device- and procedure-related adverse events up to 4-6 weeks post-procedure
- Size of the ablated area post-procedure
- Pain levels from pre- to post-procedure
- Quality of life from pre- to post-procedure
- Clinical status related to the study condition at 3 months
- Change in total daily morphine milligram equivalents (MME)

Demonstrated Significant Pain Reduction at 7 Day Follow-Up



PANCREATIC CANCER PAIN
PROOF-OF-CONCEPT STUDY:
RESPONDERS MEAN VAS SCORE OVER TIME
Severe Pain
Moderate Pain
Mild Pain
10
9
8
7
6
5
4
3
2
1
0
8
8
3.33
1.67
Screening (n=3)
Pre-procedure (n=3)
Post-procedure (+24 Hours) (n=3)
7 Days Follow-Up (+/- 48 Hours) (n=3)

Meaningful Improvement in Quality of Life



PANCREATIC CANCER PAIN
PROOF-OF-CONCEPT STUDY:
RESPONDERS MEAN QUALITY OF LIFE SCORES
7
6
5
4
3
2
1
0
+78%
Improvement
+45%
Improvement
7 = Excellent
1 = Very Poor
Baseline
7 Day Follow-Up
Baseline
7 Day Follow-Up
Responders Mean Quality of Health Score (from Baseline to Day 7)
Responders Mean Quality of Life Score (from Baseline to Day 7)

Responder VAS Score: 7 Day Follow-Up


PANCREATIC CANCER PAIN PROOF-OF-CONCEPT STUDY:
BY RESPONDER VAS SCORE OVER TIME
VAS Slider - Screening
VAS Slider - Post-Procedure (+24 Hours)
VAS Slider - 7 Days Follow Up (+/- 48 Hours)
Severe Pain
Moderate Pain
Mild Pain
10
9
8
7
6
5
4
3
2
1
0
7.5
0
2.5
8.5
4
1
8
6
1.5
Patient 1
Patient 2
Patient 3

"Since the procedure, my life has improved because I'm able to eat and do light housework. I also returned to work and have started going to parties again. I consider myself human again after the procedure." – Patient 1

Patient 2 reduced their dose of opioids per day post-procedure from 7 pills per day to none.

"Since the procedure, I stopped taking a drug to help me sleep and a twice-daily pain killer injection. But what changed most since the procedure is that I started eating again and gained 7 kgs. I've been able to converse with people again and go back to work." – Patient 3

Key Conclusions

Preliminary data exceeds expectations in treating pain associated with pancreatic cancer

Potential to have a catalytic impact on the treatment paradigm for pancreatic cancer pain

- ✓ 60% of subjects responded with a mean 6.33 reduction of pain on the VAS pain scale
- ✓ 100% of responder group had clinically meaningful pain relief at 7 days post-procedure
- ✓ Pain relief was experienced as quick as 1-day post-procedure
- ✓ No immediate procedural-related complications or significant adverse events
- ✓ Lead-in patients helped to optimize clinical procedure
- ✓ Trial remains on track to complete enrollment by year-end 2024
- ✓ Top-line data expected 1H 2025

* Dates and timelines are represented in calendar year.

Trial Timelines:

Rapidly Advancing to Completion and Full Topline Data in 1H 2025

Timelines

Q1 2024	Q1 2024	June 2024	Before Year End 2024	1H 2025
Secures Principal Investigators	Commence Enrollment and Treatments	Positive Preliminary Topline Results from First Five Lead-In Patients	Complete Enrollment	Topline Data from POC Trial
✓	✓	✓		

* Dates and timelines are represented in calendar year.



Introducing

Brad Hauser

Recently Appointed

President and Chief Executive Officer

of Autonomix Medical, Inc.

Q&A